UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2015

Viavi Solutions Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA		95035
(Address of Principal Executive Offices)		(Zip Code)

(408) 404-3600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously reported in the Current Report on Form 8-K filed by Viavi Solutions Inc. (the “Company”) on August 11, 2015 (the “Prior 8-K”), Thomas Waechter stepped down as President and Chief Executive Officer of the Company and as a member of the Company’s Board of Directors (the “Board”), effective August 11, 2015. In connection with Mr. Waechter’s departure, on August 13, 2015, the Company entered into a Separation Agreement and General Release (the “Waechter Agreement”) with Mr. Waechter.

The Waechter Agreement amends and supersedes Mr. Waechter’s existing Employment Agreement dated December 17, 2008, as amended. Pursuant to the Waechter Agreement, Mr. Waechter is entitled to a lump sum cash payment of $2,680,000, eighteen months of COBRA payments for him and his wife, and the full acceleration of vesting of time-based equity awards. In addition, the term during which vested options shall be able to be exercised was extended to the later of three years from September 18, 2015, or the expiration date of each respective award.

Mr. Waechter and the Company also agreed to an arrangement whereby Mr. Waechter will provide consulting services to the Company for a one year period through September 18, 2016, in exchange for an annual fee of $533,000, payable in equal monthly installments with a completion bonus of $267,000 to be paid at the end of the term of the consulting arrangement, subject to certain conditions. The foregoing is a summary description of the material terms of the Waechter Agreement, and is qualified in its entirety by the text of the Waechter Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

As previously reported in the Prior 8-K, the Board appointed Richard Belluzzo, the Company’s Chairman, as Interim President and Chief Executive Officer, to serve until a successor is identified, effective August 11, 2015.

In connection with Mr. Belluzzo’s appointment, on August 19, 2015, the Company entered into an agreement with Mr. Belluzzo (the “Belluzzo Agreement”) governing the terms of his employment. Pursuant to the terms of the Belluzzo Agreement, in connection with his services as Interim President and Chief Executive Officer, Mr. Belluzzo will receive an annual base salary of $600,000, with a guaranteed minimum of $200,000. In addition, Mr. Belluzzo will accrue a bonus at the rate of $50,000 per month that will be paid once a permanent Chief Executive Officer commences employment with the Company, with a guaranteed minimum of $200,000.

Mr. Belluzzo will receive a grant of restricted stock units having a value on the grant date of $400,000 (the “Belluzzo Grant”). The Belluzzo Grant will vest in full upon the earlier to occur of (a) the first anniversary of the Grant Date, provided that Mr. Belluzzo remains a service provider to the Company, (b) the date his employment terminates in connection with a permanent Chief Executive Officer commencing employment with the Company and (c) immediately prior to a Change of Control (as defined in the Belluzzo Agreement). Mr. Belluzzo will not receive any compensation under the Company’s non-employee director compensation program while he is serving as Interim President and Chief Executive Officer.

The foregoing is a summary description of the material terms of the Belluzzo Agreement, and is qualified in its entirety by the text of the Belluzzo Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Agreement between the Company and Thomas Waechter, dated August 13, 2015

10.2	Agreement between the Company and Richard Belluzzo, dated August 19, 2015

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viavi Solutions Inc.

By:	/s/ Kevin Siebert
Kevin Siebert
Vice President, General Counsel and Secretary

August 19, 2015